EXHIBIT 99.01

KANA Software Reports Highest Quarterly Revenue in Three Years

—Achieves Strong Third Quarter 2007 Financial Results

MENLO PARK, Calif. October 30, 2007—KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the third quarter ended September 30, 2007.

KANA’s total revenues for the third quarter of 2007 were $16.8 million, an increase of 28% over the $13.2 million reported in the third quarter of 2006. Third quarter 2007 license revenue was $5.8 million, an increase of 33% over license revenue of $4.3 million reported in the year-ago quarter.

“KANA’s total revenues during the third quarter were the highest in 15 quarters,” said Michael Fields, CEO of KANA. “We are very pleased with our business momentum in the third quarter which reflects the market demand for KANA’s solutions, as well as increased services contribution from our recent acquisition of eVergance Partners. We will continue to focus on execution in the fourth quarter and throughout 2008 to build on this momentum and capitalize on our growing opportunities.”

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $1.3 million, or $0.03 per share, for the quarter ended September 30, 2007 versus GAAP net income of $11,000, or $0.00 per share, for the quarter ended September 30, 2006.

For the third quarter of 2007, KANA reported non-GAAP net income of $154,000, or $0.00 per share, as compared to non-GAAP net income of $1.7 million, or $0.05 per share, for the third quarter of 2006. KANA’s quarterly non-GAAP net income was calculated by adding back certain accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, the registration rights penalty paid in common stock, restructuring charges, and amortization of intangible assets to KANA’s GAAP net income (loss).

Recent Company Highlights:

•

KANA closed 45 license and OnDemand orders in the third quarter of 2007, up from 40 in the year-ago quarter. The Company continued to execute well on its strategy of cultivating cross-sell and add-on opportunities within its installed base.

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Customers purchasing KANA solutions during the third quarter included: Aetna, Avis Budget Group, Best Western International, Carlson Companies, Carphone Warehouse, Dow Jones, Gap, Intel, PG&E, TD Ameritrade, Virgin Media, Verizon, and Wachovia.

•

KANA hosted its annual customer event, the 2007 Customer Summit, where hundreds of attendees, including customers, partners, and analysts gathered to discuss how leading organizations are making customer service a strategic differentiator and an essential element of their customer loyalty programs.

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The Company won the “Trend-Setting Product” award from KMWorld Magazine for the third consecutive year. KANA Response was recognized for increasing customer satisfaction and dramatically lowering costs through intelligent, high-volume e-mail response management.

Investor Conference Call Information

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where they will discuss the Company’s reported quarterly financial results. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. These non-GAAP financial measures have been reconciled to the nearest GAAP measure as required under the Securities and Exchange Commission rules.

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about market demand for multi-channel customer service solutions; KANA’s sales pipeline, growth, profitability, success and market leadership; and customers’ expected benefits and results from KANA applications, including KANA OnDemand, and the acquisition of eVergance Partners, LLC. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other Company and product names may be trademarks of their respective owners.

Investor Contacts:

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
License fees	$5,793	$4,345	$12,920	$13,148
Services	11,048	8,811	30,348	26,016

Total revenues	16,841	13,156	43,268	39,164

Costs and expenses:
Cost of license fees	415	832	942	2,044
Cost of services	4,084	2,515	10,820	7,228
Amortization of acquired intangible assets	125	34	164	100
Sales and marketing	6,443	4,325	19,296	13,295
Research and development	3,048	2,718	9,783	7,477
General and administrative	2,888	2,587	9,511	7,259
Restructuring costs	567	—	567	10

Total costs and expenses	17,570	13,011	51,083	37,413

Income (loss) from operations	(729)	145	(7,815)	1,751
Interest and other income (expense), net	(506)	85	(612)	(826)
Registration rights penalty	—	(166)	—	(1,198)

Income (loss) before income tax expense	(1,235)	64	(8,427)	(273)
Income tax expense	(32)	(53)	(133)	(129)

Net income (loss)	$(1,267)	$11	$(8,560)	$(402)

Basic net income (loss) per share	$(0.03)	$0.00	$(0.23)	$(0.01)

Shares used in computing basic net income (loss) per share	37,061	34,570	36,487	34,263

Diluted net income (loss) per share	$(0.03)	$0.00	$(0.23)	$(0.01)

Shares used in computing diluted net income (loss) per share	37,061	35,647	36,487	34,263

Employee stock-based compensation included in the expense line items:
Cost of services	$102	$62	$226	$153
Sales and marketing	194	222	643	535
Research and development	120	102	261	252
General and administrative	313	1,099	1,009	1,184

	$729	$1,485	$2,139	$2,124

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income (loss), GAAP	$(1,267)	$11	$(8,560)	$(402)
Non-GAAP adjustments:
Employee stock-based compensation	729	1,485	2,139	2,124
Restructuring	567	—	567	10
Registration rights penalty	—	166	—	1,198
Warrant liability	—	—	—	774
Amortization of acquired intangible assets	125	34	164	100

Net income (loss), non-GAAP	$154	$1,696	$(5,690)	$3,804

Net income (loss) per share, non-GAAP
Basic	$0.00	$0.05	$(0.16)	$0.11

Diluted	$0.00	$0.05	$(0.16)	$0.11

Shares used in per share calculation
Basic	37,061	34,570	36,487	34,263

Diluted	38,013	35,647	36,487	34,805

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$1,441	$5,719
Restricted cash	309	74
Accounts receivable, net	9,780	8,756
Other current assets	4,105	1,967

Total current assets	15,635	16,516
Restricted cash, long-term	769	990
Property and equipment, net	2,007	1,221
Goodwill	12,513	8,623
Acquired intangible assets, net	2,351	15
Other assets	696	2,970

Total Assets	$33,971	$30,335

Liabilities and Stockholders’ Deficit
Line of credit	$6,476	$—
Notes payable, current portion	2,096	327
Accounts payable	2,966	2,684
Accrued liabilities	6,345	6,880
Accrued restructuring	3,268	1,844
Deferred revenue	15,750	15,825

Total current liabilities	36,901	27,560
Deferred revenue, long-term	208	410
Accrued restructuring, long-term	1,749	4,258
Other long-term liabilities	689	1,239

Total liabilities	39,547	33,467
Total stockholders’ deficit	(5,576)	(3,132)

Total Liabilities and Stockholders’ Deficit	$33,971	$30,335